Exhibit 10.5

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is executed by and among the following parties on December 24, 2020 in Shenzhen, the Peoples’ Republic of China (the “PRC’s Republic of China” or “China”, which, for purpose of this Agreement, shall exclude the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region and Taiwan) by and among:

Party A: Shenzhen Weiyixin Technology Co., Ltd. (the “Pledgee”)

Address: Room 201, Building A, 1 Qianwan First Road, Shenzhen-Hong Kong cooperation zone, Shenzhen

Party B: (the “Pledgor”)

Party B (I): Sun Yadong

Identification Card Number: []

Party B (II): Yao Zhaohua

Identification Number: 421122198207240060.

Party C: Shenzhen Yitian Internet Technology Co., Ltd. (“VIE Co”)

Address: Room 507, Building C, Longjing High-Tech Jingu business incubator, Longjing Village, Taoyuan Street, Nanshan District, Shenzhen

(In this Agreement, each of Pledgee, Pledgor and Party C shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.)

WHEREAS:

(1)	As of the execution date of this Agreement, Pledgor holds 100% of equity interests in Party C, representing RMB20,000,000 in the registered capital of Party C. Party C is a limited liability company incorporated in the PRC, engaging in online sales service of communication products, digital products, computer software, network products, gifts, office supplies and technology development service ofthe communication products, digital products, computer software and hardware, network equipment, gifts, office supplies and technology development service for network communication. Party C acknowledges the respectiverights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

(2)	Pledgee is a wholly foreign-owned enterpriseregistered in PRC. Pledgee and Party C have executed an Exclusive Business Cooperation Agreement (as defined below); Party C, Pledgee, Pledgor and Party C have executed an Exclusive Option Agreement (as defined below); Pledgee and Pledgor have executed a Loan Agreement (as defined below); Pledgor has executed a Power of Attorney (as defined below) in favor of Pledgee;

(3)	To ensure that Party C and Pledgor fully perform their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Loan Contract and the Power of Attorney, Pledgor hereby pledges to the Pledgee all of the equity interest that Pledgor holds in Party C as security for Party C’s and Pledgor’s obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Loan Contract and the Power of Attorney.

To perform the provisions of the Transaction Documents (as defined below), the Parties have mutually agreed to execute this Agreement upon the following terms.

1	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interests converted into or from the proceeds from auction or sale of the Equity Interest.

1.2	Equity Interest: shall refer to 100% Equity Interests in Party C currently held by Pledgor, representing RMB 20 million in the registered capital of Party C, and all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

1.3	Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4	Transaction Documents: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on _ _ _, 2021 (the “Exclusive Business Cooperation Agreement”), the loan agreement executed by and between Pledgor and Pledgee on _ _ _, 2021 (the “Loan Agreement”), the Exclusive Option Agreement executed by and among Party C, Pledgor and Pledgee on _ _ _ _, 2021 (the “Exclusive Option Agreement”), and Power of Attorney executed on _ _ _ _, 2021 by Pledgor (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

1.5	Contract Obligations: shall refer to all the obligations of Pledgor under the Exclusive Option Agreement, the Loan Contract, the Power of Attorney and this Agreement; all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.6	Secured Indebtedness: shall refer to all the direct, indirect and derivative losses and losses of anticipated profits, suffered by Pledgee, incurred as a resultof any Event of Default of Pledgor and/or Party C. The amount of such loss shall be calculated in accordance with the reasonable business plan and profitforecast of Pledgee, the consulting and service fees payable to Pledgee under the Exclusive Business Cooperation Agreement, the loan amount payable by Pledgor under the Loan Agreement andall the fees incurred in enforcement by Pledgee of Pledgor’s and/or Party C’s Contractual Obligations hereunder.

1.7	Event of Default: shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.8	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2	Pledge

2.1	Pledgor agrees to pledge all the Equity Interest as security for performance of the Contract Obligations and payment of the Secured Indebtedness under this Agreement. Party C hereby assents that Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

2.2	During the term of the Pledge, Pledgee is entitled to receive dividends distributed on the Equity Interest. Pledgor may receive dividends distributed on the Equity Interest only with prior written consent of Pledgee. Dividends received by Pledgor on Equity Interest after deduction of individual income tax paid by Pledgor shall be, as required by Pledgee, (1) deposited into an account designated and supervised by Pledgeeand used to securethe Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

2.3	Pledgor may subscribe for capitalincrease in Party C only with prior written consent of Pledgee. Any equity interest obtained by Pledgor as a result of Pledgor’s subscription of the increased registered capital of the Company shall also be deemed as Equity Interest. The Parties shallenter into a further pledge agreement and complete registration of the increased equity interest.

2.4	In the event that Party C isrequired by PRC law to be liquidated or dissolved, any interest distributed to Pledgor upon Party C’s dissolution or liquidation shall, upon the request of the Pledgee, be (1) deposited into an account designated and supervised by Pledgee and used to securethe Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

3	Term of Pledge

3.1	The Pledge shall become effective on such date when the pledge of the EquityInterest contemplated herein is registered with relevant administration for industry and commerce (the “AIC”). The Pledge shall remain effective until (1) all Contract Obligations have been fully performed and all Secured Indebtedness have been fully paid, or (2) to the extent permitted under the PRC law, Pledgee and/or the Designee (s) have decided to purchase all the Equity Interest held by Pledgor in Party C according to the Exclusive Option Agreement, and all Equity Interest in Party C has been lawfully transferred to Pledgee and/or the Designee (s) can lawfully engage in the business of Party C. The Pledge shall be continuously valid until all payments due under the Business CooperationAgreement have been fulfilled by Party C. Pledgor and Party C shall (1) register the Pledge in the shareholders’ register of Party C within 3 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 30 business days following the execution of this Agreement. The parties covenant that for the purpose of registration of the Pledge, the parties hereto and all other shareholdersof Party C shall submit to the AIC this Agreement or an equityinterest pledge contract in the form required by the AIC at thelocation of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”) .For matters not specified in the AIC Pledge Contract, the parties shall be bound by the provisions of this Agreement. Pledgor andParty C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after filing.

3.2	During the Term of Pledge, in the event Pledgor and/or Party C fails to perform the Contract Obligations or pay Secured Indebtedness, Pledgee shall have theright, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

4	Custody of Records for Equity Interest subject to Pledge

4.1	During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such original documents during the entire Term of Pledge set forth in this Agreement.

5	Representationsand Warranties of Pledgor and Party C

As of the execution date of this Agreement, Pledgor and Party C hereby severally represent and warrant to Party A that:

5.1	Pledgor is the sole legal and beneficial owner of the Equity Interest;

5.2	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement;

5.3	Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest;

5.4	Pledgor and Party C have obtainedany and all approvals and consents from applicable government authorities and third parties (if required) for execution, deliveryand performance of this Agreement.

5.5	The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association, bylaws or other constitutional documents; (iii) result in any breach of or constitute any breach under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenanceof any permit or approval granted to any Party; or (v) cause any permit or permit issued to any Party to be suspended, cancelledor attached with additional conditions.

6	Covenants of Pledgor and Party C

6.1	During the term of this Agreement, Pledgor and Party C hereby jointly and severally covenant to the Pledgee:

6.1.1	Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of Pledgee, except for the performance of the Transaction Documents;

6.1.2	Pledgor and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of anynotice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall complywith the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consentof Pledgee;

6.1.3	Pledgor and Party C shall promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arisingout of this Agreement;

6.1.4	Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term tomaintain the validity of this Agreement.

6.2	Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3	To protect or perfect the security interest granted by this Agreement for the Contract Obligations and Secured Indebtedness, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge toperform actions required by Pledgee, to facilitate the exerciseby Pledgee of its rights and authority granted thereto by this Agreement, and to enter intoall relevant documents regarding ownership of Equity Interest with Pledgee ordesignee (s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4	Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the eventof failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all lossesresulting therefrom.

7	Event of Breach

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Pledgor’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.2	Party C’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.2	Upon notice or discovery ofthe occurrence of any circumstances or event that may lead to the aforementioned circumstances describedin Section 7.1, Pledgor and Party C shall immediately notify Pledgee in writing accordingly.

7.3	Unlessan Event of Default setforth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) daysafter the Pledgee and/or Party C delivers a notice to the Pledgor requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the Pledgor to immediately exercise the Pledge in accordance with the provisions of Section 8 of this Agreement.

8	Exercise of Pledge

8.1	Pledgee shall issue a written Notice of Default to Pledgor when it exercises the Pledge.

8.2	Subjectto the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1. Once Pledgee elects to enforce the Pledge, Pledgor shall ceaseto be entitled to any rights or interests associated with the Equity Interest.

8.3	After Pledgee issues a Noticeof Default to Pledgee in accordance with Section 8.1, Pledgee may exercise any remedy measure under applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest. The Pledgeeshall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.4	The proceeds from exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred as result of disposing the Equity Interestand to perform Contract Obligations and pay the Secured Indebtedness to the Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance shall be returned to Pledgor or any other person who haverights to such balance under applicable laws or be deposited to the local notary public office where Pledgor resides, with allexpense incurred being borne by Pledgor. To the extent permitted under PRC laws, Pledgor shall unconditionally donatethe aforementioned proceeds to Pledgee or any other person designated by Pledgee.

8.5	Pledgee may exercise any remedy measure available simultaneously or in any order. Pledgee may exercise the right to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the EquityInterest under this Agreement, without exercising any other remedy measure first.

8.6	Pledgee is entitled to designatean attorney or other power of attorney to exercise the Pledge, and Pledgor or Party C shall not raise any objectionto such exercise.

8.7	When Pledgee disposes of thePledge in accordance with this Agreement, Pledgor andParty C shall provide necessary assistance to enable Pledgee to enforce thePledge in accordance with this Agreement.

9	Liabilities for Breach

9.1	If Pledgor or Party C conductsany material breach of any term of this Agreement, Pledgee shall have right to terminate this Agreement and/or require Pledgor or Party C to indemnify all damages; this Section 9 shall not prejudice any other rights of Pledgee herein;

9.2	Pledgor or Party C shall not haveany right to terminate this Agreement in any event unless otherwise required by applicable laws.

10	Assignment

10.1	Without Pledgee’s prior written consent, Pledgor and Party C shall not assign or delegate their rights and obligations under this Agreement.

10.2	This Agreement shall be bindingon Pledgor and his/her successors and permitted assigns, and shall be valid with respect to Pledgee and each of his/her successors andassigns.

10.3	At any time, Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee (s), in which casethe assigns shall have the rights and obligations of Pledgee under the Transaction Documents and this Agreement, as if it werethe original party to the Transaction Documents and this Agreement.

10.4	In the event of a change in Pledgee due to an assignment, Pledgor and/or Party C shall, at the requestof Pledgee, execute a new pledge agreement with the new pledgee on the sameterms and conditions as this Agreement, and register the same with the relevant AIC.

10.5	Pledgor and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission thatmay affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

11	Termination

11.1	Upon the fulfillment of allContract Obligations and the full payment of all Secured Indebtedness by Pledgor and Party C, Pledgee shall release the Pledgeunder this Agreement upon Pledgor’s request as soon as reasonably practicable and shall assist Pledgor to de-register thePledge from the shareholders’ register of Party C and with relevant PRC local administration for industry and commerce.

11.2	The provisions under Sections9, 13, 14 and 11.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

12	Handling Fees and Other Expenses

All feesand out of pocket expenses relating to this Agreement, including but not limitedto legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

13	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, itshall not disclose any relevant confidentialinformation to any third parties, except for the information that: (a) is or will be in the public domain (otherthan through the receiving Party’s unauthorized disclosure); (b) is under theobligation to be disclosed pursuant to the applicable laws or regulations, rulesof any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels orfinancial advisors shall be bound by the confidentiality obligationssimilar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

14	Governing Law and Resolution of Disputes

14.1	The execution, effectiveness, construction, performance, amendment and terminationof this Agreement and the resolution of disputes hereunder shall be governed bythe laws of PRC.

14.2	Any dispute arising from the performance of this Agreement or in connection with this Agreement shall have the right to submit the dispute to Shenzhen International Arbitration Court for arbitration in accordance with its then-effective arbitration procedures and rules. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, and the respondent shall appoint one arbitrator. The third arbitrator shall be appointed by the above two arbitrators through consultation or by Shenzhen International Arbitration Court. The arbitration shall be conducted confidentially and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties. The arbitration tribunal or arbitrators may, if appropriate, award damages, injunctive relief (including, but not limited to, necessary for the conduct of the business or compulsory transfer of assets) with respect to the equity interests, assets, property interests orland assets of the Parties, or propose winding up ofthe Parties, pursuant to the dispute resolution clause and/or applicable PRC laws. Furthermore, whilst the arbitration tribunal is constituted, the Parties shall have the right to grant interim remedies to any court of competent jurisdiction (including HK, the place of incorporation of VIE Co (i.e. Shenzhen, PRC), Cayman court and court of the place where the main assets of VIE Co are located).

14.3	During the course of arbitration, the Parties shall continue to have their other rights hereunder and perform their obligations hereunder, except for the parts under arbitration under the dispute of the Parties.

15	Notices

15.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.1.1	Notices given by personal delivery (including express courier), shall be deemed effectively given on the date of signature;

15.1.2	Notices given by registered mail, shall be deemed effectively given on the 15th day after the date indicated on the return receipt of the registered mail;

15.1.3	Notices given by facsimile transmission shall be deemed to have bereceived on the date shown on the facsimile, provided that if such facsimile is sent after 5.00 p.m. or on a non- working day in the place of delivery, the notice shall be deemed received on the next working day shown on the date of delivery.

15.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Shenzhen Weiyixin Technology Co., Ltd.

Address: []

Attn: []

Facsimile: []

E-mail: []

Party B:

Address: []

Attn: []

Facsimile: []

E-mail: []

Party C: Shenzhen Yitian Internet Technology Co., Ltd.

Address: []

Attn: []

Facsimile: []

E-mail: []

15.3	Any Party may change its address for notices by a notice delivered to the other Party in the manner set forth herein.

16	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws orregulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal orunenforceable provisions with effective provisions that accomplish to thegreatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible tothe economic effect of those invalid, illegal or unenforceable provisions.

17	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

18	Effectiveness

18.1	This Agreement shall become effective upon execution by the Parties.

18.2	Any amendments, changes and supplements to this Agreement shall be in writing andshall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

19	Counterparts

This Agreement is executed in four counterparts. Pledgee, Pledgor and Party C shall hold one counterpart respectively, and theremaining counterpart shall be forregistration.

(The remainder of this page is intentionally left blank; signature page to follow)

INWITNESS WHEREOF, the Parties have caused their authorized representatives toexecute this Share Interest Pledge Agreement as of the date first abovewritten.

Shenzhen Weiyixin Technology Co., Ltd. (Seal)

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

(Signature) Yadong Sun

By:

(Signature) Zhaohua Yao

By:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Shenzhen Yitian Internet Technology Co., Ltd. (Seal)

By:
Name:
Title:

Attachments:

1.	Shareholders’ Register of Party C;

2.	The Capital Contribution Certificate for Party C;

3.	Exclusive Business Cooperation Agreement;

4.	Exclusive Option Agreement;

5.	Loan Agreement;

6.	Power of Attorney